EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Provident Financial Services, Inc.:

We consent to the incorporation by reference in registration statements No. 333-103041 and No. 333-110195 on Form S-8 of Provident Financial Services, Inc. of our reports dated March 11, 2005, with respect to the consolidated statements of financial condition of Provident Financial Services, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Provident Financial Services, Inc.

/s/ KPMG LLP

Short Hills, New Jersey

March 16, 2005

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